                                                                   EXHIBIT 12

                            FALCON HOLDING GROUP, L.P.

               COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES


                                                                     Year Ended December 31,
                                   ----------------------------------------------------------------------------------------------
                                                                                                                       New Falcon
                                                                                                         Pro Forma      Pro Forma
                                                                                                           1997           1997
                                   1993           1994           1995           1996           1997     (Unaudited)    (Unaudited)
                                   ----           ----           ----           ----           ----     -----------    -----------
                                                                   (in thousands of dollars)
Loss from
  continuing operations
  before extraordinary item  $  (31,448)    $  (33,513)    $  (25,235)    $  (49,985)    $  (60,838)    $  (75,106)   $  (130,849)
Equity in net income of
  investee partnerships               -              -            (19)          (145)          (443)          (447)          (447)
Income tax benefit                    -              -              -         (1,122)        (2,021)        (2,021)        (2,021)
                             ----------     ----------     ----------     ----------     ----------     ----------    -----------
                                (31,448)       (33,513)       (25,254)       (51,252)       (63,302)       (77,574)      (133,317)
Add:
Interest on indebtedness         49,122         49,859         58,326         72,641         81,326         88,083        122,114
                             ----------     ----------     ----------     ----------     ----------     ----------    -----------
Income before fixed charges      17,674         16,346         33,072         21,389         18,024         10,509        (11,203)

Fixed charges:
Interest on indebtedness         49,122         49,859         58,326         72,641         81,326         88,083        122,114
                             ----------     ----------     ----------     ----------     ----------     ----------    -----------

Deficiency of
  earnings available
  to cover fixed charges     $  (31,448)    $  (33,513)    $  (25,254)    $  (51,252)    $  (63,302)    $  (77,574)   $  (133,317)
                             ----------     ----------     ----------     ----------     ----------     ----------    -----------
                             ----------     ----------     ----------     ----------     ----------     ----------    -----------



                                           Three Months Ended March 31,
                             --------------------------------------------------------
                                                                          New Falcon
                                                            Pro Forma      Pro Forma
                                1997           1998           1998           1998
                             (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                             -----------    -----------    -----------    -----------
                                             (in thousands of dollars)
Loss from
  continuing operations
  before extraordinary item  $  (15,335)    $  (18,909)    $  (21,262)    $  (37,501)
Equity in net income of
  investee partnerships             (39)           (45)           (45)           (45)
Income tax benefit                 (566)          (365)          (365)          (365)
                             ----------     ----------     ----------     ----------
                                (15,940)       (19,319)       (21,672)       (37,911)
Add:
Interest on indebtedness         20,384         20,487         21,408         30,433
                             ----------     ----------     ----------     ----------
Income before fixed charges       4,444          1,168           (264)        (7,478)

Fixed charges:
Interest on indebtedness         20,384         20,487         21,408         30,433
                             ----------     ----------     ----------     ----------

Deficiency of
  earnings available
  to cover fixed charges     $  (15,940)    $  (19,319)    $  (21,672)    $  (37,911)
                             ----------     ----------     ----------     ----------
                             ----------     ----------     ----------     ----------
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